EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Hemisphere Media Group, Inc. of our reports dated March 15, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Hemisphere Media Group, Inc., appearing in the Annual Report on Form 10-K of Hemisphere Media Group, Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Miami, Florida

May 27, 2021